EXECUTION VERSION

SECOND LIEN SECURITY AGREEMENT
among
INOTIV, INC.,
as Issuer,
THE GUARANTORS PARTY HERETO
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as
NOTES COLLATERAL AGENT
Dated as of September 13, 2024

TABLE OF CONTENTS
Page(s)
ARTICLE I DEFINITIONS AND INTERPRETATION    2
SECTION 1.1        Definitions    2
SECTION 1.2        Interpretation    10
SECTION 1.3        Resolution of Drafting Ambiguities    11
SECTION 1.4        Perfection Certificate    11
ARTICLE II GRANT OF SECURITY AND NOTES OBLIGATIONS    11
SECTION 2.1        Grant of Security Interest    11
SECTION 2.2        Filings    12
ARTICLE III PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL    13
SECTION 3.1        Delivery of Certificated Securities Collateral    13
SECTION 3.2        Perfection of Uncertificated Securities Collateral    14
SECTION 3.3    Financing Statements and Other Filings; Maintenance of Perfected Security Interest    15
SECTION 3.4        Other Actions    16
SECTION 3.5        Joinder of Additional Guarantors    21
SECTION 3.6        Supplements; Further Assurances    21
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS    22
SECTION 4.1        Title    22
SECTION 4.2        Validity of Security Interest    23
SECTION 4.3        Defense of Claims; Transferability of Pledged Collateral    23
SECTION 4.4        Other Financing Statements    23
SECTION 4.5    Chief Executive Office; Change of Name; Jurisdiction of Organization, etc    24
SECTION 4.6        Location of Inventory and Equipment    24
SECTION 4.7        Corporate Names; Prior Transactions    25
SECTION 4.8        Due Authorization and Issuance    25
SECTION 4.9        Consents, etc    25
SECTION 4.10            Pledged Collateral    25
SECTION 4.11        Insurance    25
i

SECTION 4.12    Payment of Taxes; Compliance with Legal Requirements; Contesting Liens; Charges    26
SECTION 4.13    Access to Pledged Collateral, Books and Records; Other Information    26
ARTICLE V CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL    27
SECTION 5.1        Pledge of Additional Securities Collateral    27
SECTION 5.2        Voting Rights; Distributions; etc    27
SECTION 5.3        Organizational Documents    29
SECTION 5.4        Default    29
SECTION 5.5    Certain Agreements of Pledgors as Issuers and Holders of Equity Interests    29
ARTICLE VI CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY    30
SECTION 6.1        Grant of License    30
SECTION 6.2        Scheduled Intellectual Property    30
SECTION 6.3        No Violations or Proceedings    31
SECTION 6.4        Protection of Notes Collateral Agent’s Security    31
SECTION 6.5        After-Acquired Property    32
SECTION 6.6        Litigation    33
SECTION 6.7        Intent-to-Use Trademark and Service Mark Applications    33
ARTICLE VII CERTAIN PROVISIONS CONCERNING ACCOUNTS    34
SECTION 7.1        Special Representation and Warranties    34
SECTION 7.2        Maintenance of Records    34
SECTION 7.3        Legend    34
SECTION 7.4        Modification of Terms, etc    35
SECTION 7.5        Collection    35
ARTICLE VIII REMEDIES    35
SECTION 8.1        Remedies    35
SECTION 8.2        Notice of Sale    37
SECTION 8.3        Waiver of Notice and Claims; Other Waivers; Marshalling    38
SECTION 8.4        Standards for Exercising Rights and Remedies    38
SECTION 8.5        Certain Sales of Pledged Collateral    39
SECTION 8.6        No Waiver; Cumulative Remedies    40

SECTION 8.7        Certain Additional Actions Regarding Intellectual Property    41
ARTICLE IX APPLICATION OF PROCEEDS    41
SECTION 9.1        Application of Proceeds    41
SECTION 9.2        Proceeds of Casualty Events and Collateral Dispositions    41
ARTICLE X MISCELLANEOUS    41
SECTION 10.1        Concerning Notes Collateral Agent    41
SECTION 10.2    Notes Collateral Agent May Perform; Notes Collateral Agent Appointed Attorney-in-Fact    43
SECTION 10.3        Continuing Security Interest; Assignment    43
SECTION 10.4        Termination; Release    43
SECTION 10.5        Modification in Writing    44
SECTION 10.6        Notices    44
SECTION 10.7    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial    44
SECTION 10.8    Severability of Provisions    46
SECTION 10.9        Execution in Counterparts    46
SECTION 10.10        Business Days    46
SECTION 10.11        No Credit for Payment of Taxes or Imposition    46
SECTION 10.12        No Claims Against Notes Collateral Agent    47
SECTION 10.13        No Release    47
SECTION 10.14        Overdue Amounts    47
SECTION 10.15        Obligations Absolute    47
SECTION 10.16        Intercreditor Agreement Governs    48
SECTION 10.17    Judgment of the First Lien Agent Deemed to be Judgment of the Notes Collateral Agent    48
SECTION 10.18        Concerning the Notes Collateral Agent.    48

SCHEDULES
Schedule 1    Perfection Steps
Schedule 2    Stock Ownership and Other Equity Interests
Schedule 3    Instruments and Tangible Chattel Paper
Schedule 4    Deposit Accounts
Schedule 5    Securities Accounts and Commodity Accounts
Schedule 6    Commercial Tort Claims
Schedule 7    Termination Statements
Schedule 8    Intellectual Property
Schedule 9    Filings/Filing Offices
EXHIBITS
Exhibit 1    Form of Issuer’s Acknowledgment
Exhibit 2    Form of Securities Pledge Amendment
Exhibit 3    Form of Joinder Agreement
Exhibit 4    Form of Copyright Security Agreement
Exhibit 5    Form of Patent Security Agreement
Exhibit 6    Form of Trademark Security Agreement

SECOND LIEN SECURITY AGREEMENT
This SECOND LIEN SECURITY AGREEMENT, dated as of September 13, 2024, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by Inotiv, Inc., an Indiana corporation (the “Issuer”) and the Guarantors (as defined in the Indenture) from time to time party hereto (the “Guarantors”, and together with the Issuer, the “Pledgors,” and each, a “Pledgor”) in favor of U.S. Bank Trust Company, National Association, in its capacity as Notes Collateral Agent as defined in and pursuant to the Indenture (as defined below) (in such capacity and together with any successors in such capacity, the “Notes Collateral Agent”).
R E C I T A L S:
A.    In connection with the execution and delivery of this Agreement, the Issuer, the Guarantors and the Notes Collateral Agent have entered into that certain Indenture, dated as of September 13, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).
B.    WHEREAS, each Pledgor has agreed to secure the Notes Obligations under the Note Documents as set forth herein.
C.    Each Guarantor has, pursuant to the Indenture, unconditionally guaranteed the Notes Obligations.
D.    The Issuer and each Guarantor will receive substantial benefits from the execution, delivery and performance of the Notes Obligations under the Indenture and the other Note Documents and each is, therefore, willing to enter into this Agreement.
E.    Each Pledgor is, or as to Pledged Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.
F.    This Agreement is given by each Pledgor in favor of the Notes Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Notes Obligations.
G.    It is a condition to the effectiveness of the Purchase Agreement (as defined in the Indenture) that each Pledgor executes and delivers the applicable Note Documents, including this Agreement.
A G R E E M E N T:
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Notes Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1    Definitions.
(a)    Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.
(b)    Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.
(c)    The following terms shall have the following meanings:
“Additional Pledged Interests” means, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other Equity Interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other Equity Interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other Equity Interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.
“Additional Pledged Shares” means, collectively, with respect to each Pledgor, (i) all options, warrants, rights, Equity Interests, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.
“Agreement” has the meaning assigned to such term in the preamble.
“Charges” means any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including any landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other charges arising by operation of law) against, all or any portion of the Pledged Collateral.
“Commodity Account Control Agreement” means a commodity account control agreement or an amendment to an existing commodity account control agreement, as applicable, granting the Notes Collateral Agent Control over the Commodity Contracts subject thereto.
“Contracts” means, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants, including Licenses (in each case, whether written or oral, or third party or intercompany), to which such Pledgor is a party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Control” means (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106(d) of the UCC, (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106(b) of the UCC and (iv) in the case of any Uncertificated Security, “control” as such term is defined in Section 8-106(c) of the UCC.
“Control Agreements” means, collectively, the Deposit Account Control Agreement(s), the Securities Account Control Agreement(s) and the Commodity Account Control Agreement(s), in each instance in form and substance satisfactory to the Notes Collateral Agent (it being agreed that no such agreement shall require the Notes Collateral Agent to indemnify a depository bank in the Notes Collateral Agent’s individual capacity).
“Copyright Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit 4.
“Copyrights” means, collectively all works of authorship (whether protected by statutory or common law copyright) and all copyrights, whether established or registered in the United States or any other country, multi-national registry, or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications therefor, including the copyright registrations and applications listed on Schedule 8(c) hereto, together with any and all (i) rights, priorities and privileges arising under applicable Legal Requirements with respect to the foregoing, (ii) restorations, renewals and extensions thereof, (iii) proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (iv) rights to sue or otherwise recover for past, present or future infringements or other violations thereof and (v) rights corresponding thereto throughout the world.
“Deposit Account Control Agreement” means an agreement or an amendment to an existing agreement, as applicable, granting the Notes Collateral Agent Control over the Deposit Accounts subject thereto.
“Deposit Accounts” means, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
“Distributions” means, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
“Excluded Accounts” means Deposit Accounts that are exclusively one of the following: (i) Payroll Accounts, (ii) escrow accounts (to the extent maintained exclusively by the Issuer and its Subsidiaries for the purpose of establishing or maintaining escrow amounts for third-parties (and, in all events, excluding the Issuer and its Subsidiaries and their respective Affiliates and each of their respective Related Persons)), (iii) trust accounts (to the extent maintained exclusively by the Issuer and its Subsidiaries for the purpose of establishing or maintaining trust amounts for third-parties (and, in all events, excluding the Issuer and its Subsidiaries and their respective Affiliates and each of their respective Related Persons)), (iv) employee benefits accounts (to the extent maintained exclusively by the Issuer and its Subsidiaries for the purpose of maintaining or holding employee benefit funds for the beneficiaries, or owners, thereof), (v) 401(k) accounts (to the extent maintained exclusively by the Issuer and its Subsidiaries for the purpose of maintaining or holding funds for the beneficiaries, or owners, of applicable 401(k) accounts), (vi) pension fund accounts (to the extent maintained by the Issuer and its Subsidiaries exclusively for the purpose of maintaining or holding pensions funds for the beneficiaries, or owners, of applicable pension funds (or pension fund entitlements)), (vii) Deposit Accounts not located in the United States or any of its States or territories in which the Pledgors customarily maintain less than $2,000,000 in the aggregate (or, prior to the Payment in Full of the First Lien Obligations, such higher amount as may be agreed to by the First Lien Agent in its reasonable discretion), (viii) tax withholding accounts (to the extent maintained by the Issuer and its Subsidiaries exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities), (ix) Deposit Accounts in which the Pledgors customarily maintain less than $2,000,000 in the aggregate (or, prior to the Payment in Full of the First Lien Obligations, such higher amount as may be agreed to by the First Lien Agent in its sole discretion), (x) Deposit Accounts used solely as cash collateral accounts for the purposes of securing Bank Product Obligations and (xi) “zero-balance” accounts; provided that, in no event shall any Deposit Accounts which are subject to the Control of the First Lien Agent constitute an Excluded Account.
“Excluded Assets” means (A) any real property or real property interests (including leasehold interests to the extent not constituting personal property) other than Material Real Property (with the amount secured by such mortgage limited to the fair market value of the applicable fee owned real property (to the extent that such real property is located in a jurisdiction that imposes a mortgage recording tax based on the amount of debt secured by the respective mortgage) and with any required mortgages on properties with a value greater than such amount being permitted to be delivered within ninety (90) days after the Issue Date and all leasehold interests in real property (although the Issuer shall only be required to use its commercially reasonable efforts to obtain any third party consents that may be required to grant such leasehold mortgage)), (B) all vehicles, rolling stock and other assets covered by a certificate of title (to the extent a lien thereon cannot be perfected by the filing of a UCC financing statement), (C) property subject to a purchase money security interest or capital lease, (D) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby only for so long as the applicable license, franchise, charter or authorization prohibits the creation by such Pledgor of a security interest in such license, franchise, charter or authorization (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Legal Requirement or principles of equity), (E) any lease, license, contract or agreement to which any Pledgor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation, voiding or unenforceability of any right, title or interest of any Pledgor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Legal Requirement or principles of equity), provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) including any Proceeds of such lease, license, contract or agreement, (F) [Reserved], (G) any property of a Pledgor to the extent and for so long as the grant of a security interest pursuant to this Agreement in such Pledgor’s right, title or interest therein is prohibited by applicable Legal Requirements; provided, that the foregoing exclusions in this clause (G) shall in no way be construed to apply to the extent that the prohibition is unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Legal Requirement or principles of equity; provided, further, that such security interest shall attach immediately and automatically without further action when such prohibition is repealed, rescinded or otherwise ceases to be effective, (H) any asset or property to the extent a security interest therein could result in material adverse tax consequences as reasonably determined by the Issuer and the First Lien Agent, or, after the Payment in Full of the First Lien Obligations, as reasonably determined by the Issuer, (I) any other asset or property with respect to which the Issuer and, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent, or, after the Payment in Full of the First Lien Obligations, as the Issuer, reasonably determines that the costs of obtaining a security interest therein are excessive in relation to the value of the security afforded thereby, (J) any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; provided that, once a Statement of Use or an Amendment to Allege Use has been filed with and accepted by the USPTO with respect to any such intent-to-use Trademark application, such application will no longer constitute Excluded Assets and (K) margin stock; provided that, in no event shall any asset which secures the obligations under the First Lien Credit Agreement constitute Excluded Assets.
“First Lien Agent” means Jefferies Finance LLC, as administrative agent and collateral agent under the First Lien Credit Agreement, and its successors, replacements or assigns in such capacity.
“First Lien Credit Agreement” means the Credit Agreement, dated as of November 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Issuer, as borrower, the other guarantors party thereto, the lenders party thereto and the First Lien Agent.
“First Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.
“General Intangibles” means, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and coverages and Contracts (including all rights and remedies relating to monetary damages, including indemnification rights and remedies and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or any of the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, (vii) all rights to reserves, payment intangibles, deferred payments, deposits, refunds or indemnification claims to the extent the foregoing relate to any Pledged Collateral or any Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property and (viii) unregistered and unapplied for trademarks, trade names, service marks and copyrights, registered and unregistered domain names, trade secrets, proprietary information, inventions, Licenses, databases, software, formulae, works of authorship, know-how, processes, confidential information, systems, and procedures.
“Guarantors” has the meaning assigned to such term in the preamble.
“Holders” has the meaning assigned to such term in the Indenture.
“Indenture” has the meaning assigned to such term in the recitals hereof.
“Initial Pledged Interests” means, with respect to each Pledgor, all membership, partnership or other Equity Interests (other than in a corporation), as applicable, currently owned by such Pledgor including without limitation, those of each issuer described in Schedule 2 hereto (other than the Issuer as issuer), together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.
“Initial Pledged Shares” means, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock currently owned by such Pledgor including without limitation, those of each issuer that is a corporation described in Schedule 2 hereto (other than the Issuer as issuer), together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.
“Instruments” means, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” means all Intellectual Property of each Pledgor, whether now owned or held, or hereafter acquired by or assigned to each Pledgor.
“Intellectual Property” means, collectively, all domestic, foreign and multi-national intellectual property rights of any kind, whether now or hereafter existing, including, without limitation, all Patents, Trademarks, Copyrights, Trade Secrets and Licenses, together with any and all (i) rights, priorities and privileges arising under applicable Legal Requirements with respect to the foregoing, (ii) proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, misappropriations, dilutions or other violations thereof, (iii) rights to sue for past, present and future infringements, misappropriations, dilutions or other violations thereof and (iv) rights corresponding thereto throughout the world.
“Intercreditor Agreement” has the meaning assigned to such term in Section 10.16.
“Intercompany Notes” means, with respect to each Pledgor, all intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof and under the Indenture.
“Investment Property” has the meaning assigned to such term in the UCC and includes a Security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account.
“Issuer” has the meaning assigned to such term in the preamble.
“Joinder Agreement” means an agreement substantially in the form annexed hereto as Exhibit 3.
“Licenses” means all licenses, covenants not to sue and any other agreement granting any right with respect to any Intellectual Property (whether a Pledgor is the grantor or grantee thereunder).
“Material Real Property” means fee-owned real property with fair market value greater than $2,000,000.
“Mortgaged Property” has the meaning assigned to such term in the Indenture.
“Note Documents” has the meaning assigned to such term in the Indenture.
“Notes Collateral Agent” has the meaning assigned to such term in the preamble.
“Notes Obligations” has the meaning assigned to such term in the Indenture.
“Patent Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit 5.

“Patents” means, collectively all patents and patent applications (whether issued or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof), including those listed on Schedule 8(a) hereto, together with any and all (i) rights, priorities and privileges arising under applicable Legal Requirements with respect to the foregoing, (ii) inventions and designs claimed therein, (iii) reissues, substitutions, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto, (iv) proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto including damages, claims and payments for past, present or future infringements or other violations thereof, (v) rights to sue for past, present or future infringements or other violations thereof, and (vi) rights corresponding thereto throughout the world.
“Payment in Full” has the meaning assigned to such term in the Intercreditor Agreement.
“Payroll Account” means any Deposit Account of a Pledgor that is used by such Pledgor solely as a payroll account for the employees of such Pledgor or any other Note Party or any of their respective Subsidiaries; provided that, at no time shall the aggregate amount contained in all such accounts exceed the total amount of payroll payable to such employees by such Pledgor within the immediately succeeding thirty (30) days.
“Perfection Certificate” has the meaning assigned in the Indenture.
“Pledged Collateral” has the meaning assigned to such term in Section 2.1.
“Pledged Interests” means, collectively, the Initial Pledged Interests and the Additional Pledged Interests.
“Pledged Securities” means, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.
“Pledged Shares” means, collectively, the Initial Pledged Shares and the Additional Pledged Shares.
“Pledgor” has the meaning assigned to such term in the preamble. For the avoidance of doubt, no Subsidiary that is not required to become a Guarantor pursuant to Section 10.10(b) of the Indenture shall be a Pledgor.
“Secured Parties” has the meaning assigned to such term in the Indenture.
“Securities Account Control Agreement” means an agreement or an amendment to an existing agreement, as applicable, granting the Notes Collateral Agent Control over the Securities Accounts and/or Financial Assets subject thereto.
“Securities Collateral” means, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
“Security Documents” has the meaning assigned to such term in the Indenture.

“Securities Pledge Amendment” means an agreement substantially in the form annexed hereto as Exhibit 2.
“Software” means (i) software, firmware, middleware and computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, executable or binary code, (ii) descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, and (iii) all documentation, including programmers’ notes and source code annotations, user manuals and training materials relating to any of the foregoing, including any translations thereof.
“Successor Interests” means, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any person listed in Section I of the Perfection Certificate is not the surviving entity.
“Trademark Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit 6.
“Trademarks” means, collectively, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names, or other indicia of source, whether registered or unregistered, all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof), including those registrations and applications listed on Schedule 8(b) hereto together with any and all (i) rights, priorities and privileges arising under applicable Legal Requirements with respect to the foregoing, (ii) all goodwill of the business connected with the use thereof and symbolized thereby, (iii) extensions and renewals thereof and amendments thereto, (iv) proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (v) rights to sue for past, present and future infringements, dilutions or other violations thereof and (vi) rights corresponding thereto throughout the world.
“Trade Secrets” means, collectively, all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, together with any and all (i) rights, priorities and privileges arising under applicable Legal Requirements with respect to the foregoing, (ii) proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or other violations thereof, (iii) rights to sue for past, present and future misappropriations or other violations thereof and (iv) rights corresponding thereto throughout the world.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of applicable Legal Requirements, any or all of the attachment, perfection or priority of the Notes Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.
“USCO” shall mean the United States Copyright Office.
“USPTO” shall mean the United States Patent and Trademark Office.
SECTION 1.2    Interpretation. The rules of interpretation specified in the Indenture (including Section 1.01 thereof) shall be applicable to this Agreement.
SECTION 1.3    Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.
SECTION 1.4    Perfection Certificate. The Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II

GRANT OF SECURITY AND NOTES OBLIGATIONS
SECTION 2.1    Grant of Security Interest.
(a)    As collateral security for the payment and performance in full of all of the Notes Obligations, each Pledgor hereby pledges and grants to the Notes Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
(i)    all Accounts;
(ii)    all Equipment, Goods, Inventory and Fixtures;
(iii)    all Documents, Instruments and Chattel Paper;
(iv)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(v)    all Securities Collateral;
(vi)    all Investment Property;
(vii)    all Intellectual Property Collateral;
(viii)    the Commercial Tort Claims described on Schedule 6 hereto, as such schedule is supplemented from time to time pursuant to Section 3.4(f);
(ix)    all General Intangibles;
(x)    all Deposit Accounts;
(xi)    all Money;
(xii)    all Supporting Obligations;
(xiii)    all books and records pertaining to the Pledged Collateral;
(xiv)    to the extent not covered by clauses (i) through (xiv) of this sentence, choses in action and all other personal property of such Pledgor, whether tangible or intangible; and
(xv)    all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (i) through (xv) above or any other provision of any Note Document, the second priority security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” and “Intellectual Property Collateral” shall not include, any Excluded Assets. In addition, (i) the Pledgors shall from time to time at the reasonable request of the Notes Collateral Agent or to the extent the same is requested by the First Lien Agent give written notice to the Notes Collateral Agent identifying in reasonable detail the Excluded Assets and shall provide to the Notes Collateral Agent such other information regarding the Excluded Assets as the Notes Collateral Agent or the First Lien Agent may reasonably request and (ii) from and after the Issue Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement, a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Notes Collateral Agent unless such prohibition is permitted pursuant to Section 10.32 of the Indenture. Notwithstanding anything herein to the contrary or any other Note Document, (x) under no circumstances shall landlord waivers, bailee waivers, warehouseman waivers or collateral access agreements be required, (y) subject to the terms of the Indenture, no Pledgor shall be required to enter into any security agreement or pledge agreement governed under the laws of any jurisdiction other than the United States or any of its States or territories and (z) the terms “Pledged Collateral” and “Intellectual Property Collateral” shall not include any Property or Intellectual Property to the extent that any Pledgor would be required under applicable Legal Requirements to make any filings or take any actions (including actions to record or perfect the Lien on and security interest in, any Property or Intellectual Property) in any jurisdiction for the purpose of creating or perfecting a security interest therein (to the extent required by any Note Document) other than in the United States or any of its States or territories.
SECTION 2.2    Filings.
(a)    Subject to Section 10.10 of the Indenture, each Pledgor hereby irrevocably authorizes the Notes Collateral Agent at any time and from time to time prior to the termination of this Agreement pursuant to Section 10.4 to file (but the Notes Collateral Agent shall have no duty to file) in any relevant jurisdiction any financing statements (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment thereto relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Notes Collateral Agent promptly upon reasonable request or to the extent required to perfect the security interest of the Notes Collateral Agent in the Pledged Collateral and the Notes Collateral Agent agrees to, at the expense of the Pledgors, use commercially reasonable efforts to make available to such Pledgor copies of any such filings. Such financing statements may describe the collateral in the same manner as described herein or may contain a description of collateral that describes such property in any other manner necessary or advisable to ensure the perfection or second lien priority of the security interest in the collateral granted to the Notes Collateral Agent in connection herewith, including, describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar effect (regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC).
(b)    Each Pledgor hereby ratifies its authorization for the Notes Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.
(c)    Each Pledgor hereby further authorizes the Notes Collateral Agent (or its designee) to file (but the Notes Collateral Agent shall have no duty to file) instruments with the USPTO or the USCO (or any successor office), including the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents that are necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the pledge and security interest granted by such Pledgor hereunder in any Intellectual Property Collateral owned by Pledgor and applied for, registered or issued in the United States and in any Exclusive Copyright Licenses included in the Intellectual Property Collateral, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Notes Collateral Agent, as secured party.
(d)    Notwithstanding the grant of authority to the Notes Collateral Agent under this section, the Pledgors shall file or cause to be filed any and all financing statements, continuation statements, amendments, instruments with the USPTO or the USCO (or any successor office) and other documents and agreements as may be reasonably necessary to perfect and maintain the perfection of the Notes Collateral Agent’s security interest over the Pledged Collateral.
ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
SECTION 3.1    Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Notes Collateral Agent has a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected second priority security interest therein (subject, as to priority, to Permitted Liens). Subject to the terms of the Intercreditor Agreement, each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof (limited, in the case of debt securities only, to those in a principal amount of more than $500,000) shall promptly (and in any event within ten (10) days) or, prior to the Payment in Full of the First Lien Obligations, such longer period as may be agreed to in writing by the First Lien Agent in its discretion) upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee) pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance required to grant to the Notes Collateral Agent a perfected security interest in such Securities Collateral. Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall have the right (but not the obligation), at any time upon the occurrence and during the continuance of any Event of Default, upon prior notice to the Issuer, to endorse, assign or otherwise transfer to or to register in the name of the Notes Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder; provided, however, notwithstanding anything contained herein to the contrary, upon the cure or waiver in accordance with the terms of the Indenture of the applicable Events of Default, the Notes Collateral Agent shall endorse, assign or otherwise transfer to or register in the name of the applicable Pledgor any such Securities Collateral subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior notice from the Notes Collateral Agent to the Issuer, provided that such Securities Collateral remains in the possession of the Notes Collateral Agent. In addition, subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall have the right at any time upon the occurrence and during the continuance of any Event of Default to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
SECTION 3.2    Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that, subject to the provisions of Section 4.2, the Notes Collateral Agent has a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected second priority security interest (subject, as to priority, to Permitted Liens) under applicable U.S. federal or state law in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Subject to the terms of the Intercreditor Agreement, each Pledgor hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction that does not require the use of certificates to evidence equity ownership or any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, (A) other than with respect to Immaterial Subsidiaries and Unrestricted Subsidiaries, if necessary to perfect a second priority security interest in such Pledged Securities or otherwise reasonably requested by the Notes Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, (B) cause the issuer (or, if such issuer is not a Subsidiary of such Pledgor, use commercially reasonable efforts to cause the issuer) to execute and deliver to the Notes Collateral Agent an acknowledgment of the pledge of such Pledged Securities granting the Notes Collateral Agent Control over such uncertificated securities substantially in the form of Exhibit 1 annexed hereto, and (C) other than with respect to Immaterial Subsidiaries and Unrestricted Subsidiaries, (a) execute any customary pledge forms or other documents necessary or reasonably appropriate to complete the pledge and give the Notes Collateral Agent the right to transfer such Pledged Securities under the terms hereof and (b) upon the Notes Collateral Agent’s reasonable request or to the extent the same is delivered to the First Lien Agent, other than in respect of Pledged Securities of an issuer organized in a jurisdiction outside of the United States, provide to the Notes Collateral Agent an opinion of counsel, in form and substance customary in such jurisdiction and consistent with the opinion delivered to the First Lien Agent (if any), confirming such pledge and perfection thereof. Each Pledgor further acknowledges and agrees that, with respect to any Pledged Collateral constituting interests in any limited liability company or any general partnership, limited partnership, limited liability partnership or other partnership, in each case, now or in the future owned by such Pledgor and pledged hereunder that is not, pursuant to the terms of the applicable limited liability company agreement, partnership agreement or other similar agreement, a “security” within the meaning of Article 8 of the UCC, such Pledgor shall at no time amend the applicable limited liability company agreement, partnership agreement or other similar agreement to expressly provide that such interest is a “security” within the meaning of Article 8 of the UCC or elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Pledgor provides prior written notification to the Notes Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee) in accordance with Section 3.1.
SECTION 3.3    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that the only filings, registrations and recordings necessary to perfect, in the United States or any of its States or territories (if and to the extent such security interest in the Pledged Collateral can be perfected by such filings, registrations, recordings, agreements and instruments), the security interest granted by each Pledgor to the Notes Collateral Agent in respect of the Pledged Collateral are listed on Schedule 1 hereto. All such filings, registrations and recordings have been delivered to the Notes Collateral Agent in completed and, to the extent necessary, duly executed form for filing in each applicable governmental, municipal or other office specified in Schedule 1 hereto. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected second priority security interest, in the United States or any of its States or territories (subject, as to priority, to Permitted Liens), and shall defend such security interest against the claims and demands of all persons, (ii) such Pledgor shall furnish to the Notes Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Notes Collateral Agent may reasonably request or to the extent the same is delivered to the First Lien Agent, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Notes Collateral Agent or to the extent necessary to obtain or preserve the full benefits of this Agreement and the rights and powers herein granted, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Notes Collateral Agent may reasonably request or to the extent necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including (x) the filing of any financing statements and amendments thereto, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in the United States or any of its States or territories with respect to the security interest created hereby, (y) subject to the limitations in Section 3.4(b) hereof, the execution and delivery of Control Agreements, and (z) the execution and delivery of Patent Security Agreements, Copyright Security Agreements and Trademark Security Agreements, in each case, all in form substantially similar to the exhibits attached hereto and in such offices located in the United States or any of its States or territories (including the USPTO and USCO) wherever required by applicable Legal Requirements to perfect (to the extent a security interest in such Pledged Collateral may be so perfected under applicable Legal Requirements), continue and maintain a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), second priority security interest (subject, as to priority, to Permitted Liens) in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Notes Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral.
SECTION 3.4    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Notes Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants and covenants as follows, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:
(a)    Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amounts individually or in the aggregate (together with any amounts evidenced by Electronic Chattel Paper as described in Section 3.4(d) below) in excess of $1,000,000 payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper other than the Intercompany Notes and the Instruments and Tangible Chattel Paper listed on Schedule 3 hereto and (ii) each such Instrument and each such item of Tangible Chattel Paper individually or in the aggregate (together with any amounts evidenced by Electronic Chattel Paper as described in Section 3.4(d) below) in excess of $1,000,000 has been properly endorsed and delivered to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee), accompanied by instruments of transfer or assignment duly executed in blank. If any amount, individually or in the aggregate (together with any amounts evidenced by Electronic Chattel Paper as described in Section 3.4(d) below), in excess of $1,000,000 then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) and has not previously been delivered to the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (and in any event within ten (10) days after acquisition by such Pledgor or, prior to the Payment in Full of the First Lien Obligations, such longer period as may be agreed to in writing by the First Lien Agent in its sole discretion) endorse, assign and deliver the same to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee), accompanied by such instruments of transfer or assignment duly executed in blank as required to grant to the Notes Collateral Agent a perfected security interest therein; provided, however, that so long as no Event of Default has occurred and is continuing, upon written request by such Pledgor, the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee) shall promptly (and in any event within three (3) Business Days) return such Instrument (other than the Intercompany Notes) or Tangible Chattel Paper to such Pledgor from time to time, to the extent necessary for collection in the ordinary course of such Pledgor’s business.
(b)    Deposit Accounts. Each Pledgor hereby represents, warrants and covenants that (i) as of the date hereof, each Pledgor has neither opened nor maintains any Deposit Accounts in which the average daily balance, individually or in the aggregate, of the funds held from time to time in all such accounts exceeds $500,000, other than the accounts listed on Schedule 4 hereto, (ii) each applicable Pledgor will execute and use commercially reasonable efforts to have each relevant bank execute and deliver a Deposit Account Control Agreement with respect to each of the Deposit Accounts (other than Excluded Accounts) listed on Schedule 4 hereto, or the Pledgors shall have closed such accounts, in each case, in accordance with Section 10.18 of the Indenture, (iii) to the extent a Pledgor acquires, directly or indirectly, pursuant to a Permitted Acquisition or other transaction permitted pursuant to the Indenture, or opens additional Deposit Accounts (other than Excluded Accounts) then such Pledgor shall, within thirty (30) days (or, prior to the Payment in Full of the First Lien Obligations, such longer period as may be agreed to by the First Lien Agent in its reasonable discretion) after opening of any such Deposit Account, use its commercially reasonable efforts to execute and deliver a Deposit Account Control Agreement in respect thereof in accordance with the terms of this Section 3.4(b), (iv) in no event shall any Pledgor maintain Deposit Accounts not located in the United States or any of its States or territories with a balance in the aggregate in excess of $2,000,000, and (v) upon the execution and delivery of such Deposit Account Control Agreements, the Notes Collateral Agent shall have a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected second priority security interest (subject, as to priority, to Permitted Liens) in such Deposit Accounts by Control. The Notes Collateral Agent shall not give any instructions directing the disposition of funds (a “Control Notice”) from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing or, after immediately thereafter giving effect to any withdrawal, would occur, in each case subject to the terms of the Intercreditor Agreement. The Notes Collateral Agent agrees to reasonably promptly (but in any event, within five (5) Business Days) rescind a Control Notice (notice of such rescission, a “Rescission Notice”) if such Event of Default upon which a Control Notice was issued has been cured or waived in accordance with the terms of the Indenture and no other Event of Default has occurred and is continuing or is reasonably expected to occur on or immediately after the date of such Rescission Notice. The provisions of this Section 3.4(b) relating to obtaining a Control Agreement shall not apply to any Excluded Account. As of the date hereof and until the termination of this Agreement pursuant to Section 10.4, no Pledgor has granted or shall grant Control of any Deposit Account to any person other than the First Lien Agent, the Notes Collateral Agent and to the extent constituting a Permitted Lien pursuant to Section 10.21(j) of the Indenture.
(c)    Securities Accounts and Commodity Accounts. (i) Each Pledgor hereby represents and warrants that (1) as of the date hereof, it has neither opened nor maintains any Securities Accounts or Commodity Accounts in which the amount and/or fair market value, individually or in the aggregate, of the financial assets and/or commodity contracts, as the case may be, held from time to time in all such accounts exceeds $500,000, other than those listed on Schedule 5 hereto, (2) each applicable Pledgor will execute and will use its commercially reasonable efforts to have the relevant Securities Intermediary or Commodity Intermediary execute and deliver a Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, for each Securities Account or Commodity Account listed on Schedule 5 hereto, or the Pledgors shall have closed such accounts, in each case, in accordance with Section 10.18 of the Indenture, (3) to the extent a Pledgor acquires, directly or indirectly, pursuant to a Permitted Acquisition or other transaction permitted pursuant to the Indenture, or opens additional Securities Accounts or Commodity Accounts in which the amount and/or fair market value, individually or in the aggregate, of the financial assets and/or commodity contracts, as the case may be, held from time to time in all such accounts exceeds $500,000, then such Pledgor shall, within thirty (30) days (or, prior to the Payment in Full of the First Lien Obligations, such longer period as may be agreed to by the First Lien Agent in its reasonable discretion) after opening of any such account, use its commercially reasonable efforts to execute and deliver a Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, in respect thereof in accordance with the terms of this Section 3.4(c), (4) upon the execution and delivery of such Securities Account Control Agreement or Commodity Account Control Agreement, the Notes Collateral Agent will have a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected second priority security interest (other than, as to priority, Permitted Liens) in such Securities Accounts and Commodity Accounts by Control, and (5) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed on Schedule 5 hereto or in respect of which the Notes Collateral Agent has Control. Without limiting the requirements of Section 3.1 and after giving effect thereto, if any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property and having a fair market value, individually or in the aggregate, in excess of $500,000, such Pledgor shall promptly (and in any event within ten (10) Business Days of acquiring such security, or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed to in writing by the First Lien Agent in its sole discretion) (a) endorse, assign and deliver the same to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee), accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance necessary to grant to the Notes Collateral Agent a perfected security interest therein or (b) deliver such securities into a Securities Account (other than an Excluded Account) with respect to which a Securities Account Control Agreement is in effect in favor of the Notes Collateral Agent. Without limiting the requirements of Section 3.2 and after giving effect thereto, subject to the Intercreditor Agreement, if any securities now or hereafter acquired by any Pledgor constituting Investment Property and having a fair market value, individually or in the aggregate, in excess of $500,000 are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly (and in any event within five (5) Business Days of acquiring such security, or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed to in writing by the First Lien Agent in its sole discretion) notify the Notes Collateral Agent thereof and pursuant to an agreement in form and substance necessary to grant to the Notes Collateral Agent Control of such securities, either (a) cause the issuer to agree to comply with instructions from the Notes Collateral Agent without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account (other than an Excluded Account) with respect to which the Notes Collateral Agent has Control or (c) arrange for the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent to become the registered owner of the securities (it being understood and agreed that, unless an Event of Default has occurred and is continuing, the applicable Pledgor shall retain the exclusive right to dispose of, take the proceeds of, and otherwise deal with such securities in the ordinary course of business to the extent not otherwise prohibited under the Indenture). The Notes Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor (all of the foregoing collectively, the “Orders”), unless an Event of Default has occurred and is continuing, or, immediately thereafter after giving effect to any such investment and withdrawal rights, would occur, in each case subject to the terms of the Intercreditor Agreement. The Notes Collateral Agent agrees to reasonably promptly (but in any event, within five (5) Business Days) rescind an Order (notice of such rescission, an “Order Rescission Notice”) if such Event of Default upon which an Order was issued has been cured or waived in accordance with the terms of the Indenture and no other Event of Default has occurred and is continuing or is reasonably expected to occur on or immediately after the date of such Order Rescission Notice. The provisions of this Section 3.4(c) with respect to obtaining a Control Agreement shall not apply to any Financial Assets credited to any Excluded Account. No Pledgor shall grant Control over any Investment Property (including any Excluded Account) to any person other than the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent.
(ii)    As between the Notes Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Notes Collateral Agent (or the First Lien Agent as its bailee), a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable Legal Requirements. Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Notes Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Notes Collateral Agent from all reasonable costs and expenses incurred by the Notes Collateral Agent under this Section 3.4(c) in accordance with Section 6.07 of the Indenture.
(d)    Electronic Chattel Paper and Transferable Records. After the Payment in Full of the First Lien Obligations, if any amount, individually or in the aggregate (together with any amounts evidenced by Instruments or Tangible Chattel Paper as described in Section 3.4(a) above), in excess of $1,000,000 or payable under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 3 hereof or documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly (and in any event within thirty (30) days of the acquisition thereof) notify the Notes Collateral Agent thereof and shall take such action as necessary to vest in the Notes Collateral Agent control under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Notes Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence do not have an individual principal amount in excess of $1,000,000 or an aggregate principal amount (together with any amounts evidenced by Instruments or Tangible Chattel Paper as described in Section 3.4(a) above) in excess of $2,000,000. The Notes Collateral Agent agrees with such Pledgor that the Notes Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Notes Collateral Agent and so long as such procedures will not result in the Notes Collateral Agent’s (or its bailee’s) loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing.
(e)    Letter-of-Credit Rights. The parties hereto acknowledge and agree that under no circumstances shall any Pledgor hereunder be under any obligation to take any perfection steps (other than the filing of appropriate financing statements under the Uniform Commercial Code) with respect to any security interest granted in any letter of credit under which any Pledgor is a beneficiary.
(f)    Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims having a value reasonably believed by the Pledgors to be in excess of $1,000,000, other than those listed on Schedule 6 hereto. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a value reasonably believed by the Pledgors to be in excess of $1,000,000, such Pledgor shall promptly (and in any event within ten (10) Business Days of acquiring such Commercial Tort Claim or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed to in writing by the First Lien Agent in its sole discretion) notify the Notes Collateral Agent in writing signed by such Pledgor of the brief details thereof, provide a supplement to Schedule 6 and grant to the Notes Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance necessary to grant to the Notes Collateral Agent a perfected security interest therein. Unless otherwise agreed, the grant of a security interest in any such Commercial Tort Claim shall not prejudice the right of such Pledgor to prosecute, enforce or exercise any of its rights in connection with such Commercial Tort Claim, which it will continue to enjoy until an Event of Default has occurred and is continuing.

SECTION 3.5    Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuer that, from time to time, after the date hereof shall be required to become a Guarantor for the benefit of the Secured Parties pursuant to Section 10.10 of the Indenture, to execute and deliver to the Notes Collateral Agent (i) a Joinder Agreement within thirty (30) days after the date on which it was acquired or created (or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed in writing by the First Lien Agent in its discretion) and (ii) a Perfection Certificate within thirty (30) days after the date on which it was acquired or created (without duplication of any Perfection Certificate Supplement that is delivered in connection with a Permitted Acquisition or Permitted Intellectual Property Asset Acquisition) (or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed in writing by the First Lien Agent in its sole discretion) and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes under the Indenture and hereunder with the same force and effect as if originally named as a Guarantor and Pledgor therein and herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement or any other Note Document.
SECTION 3.6    Supplements; Further Assurances. Subject to the limitations set forth in the Indenture or any other Note Document, each Pledgor shall take such further actions, and execute and deliver to the Notes Collateral Agent such additional assignments, agreements, supplements, powers and instruments, necessary or as the Notes Collateral Agent may in its reasonable judgment request, wherever required by applicable Legal Requirements, in order to create, perfect, preserve and protect, under the laws of the United States or any of its States or territories, the security interest in the Pledged Collateral as provided herein (subject to the terms, provisions, and limitations herein) and the rights and interests granted to the Notes Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Notes Collateral Agent’s security interest in the Pledged Collateral or permit, subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, and in such offices located in the United States or any of its States or territories (including the USPTO and USCO) wherever required by the laws of the United States or any of its States or territories to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Notes Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Notes Collateral Agent from time to time upon reasonable request of the Notes Collateral Agent or to the extent the same is delivered to the First Lien Agent such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Notes Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent may (but shall not be obligated to) institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Notes Collateral Agent may be advised by counsel (which may be internal counsel) shall be necessary or reasonably appropriate to prevent any impairment of the security interest in the Pledged Collateral or the perfection or priority thereof. Notwithstanding anything to the contrary contained herein or in any other Note Document, the parties hereto acknowledge and agree that no Pledgor shall be required to grant any security interest or take any perfection steps with respect to the security interests granted hereunder or under any other Note Document if the Issuer and, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent, or, after the Payment in Full of the First Lien Obligations, if the Issuer, reasonably determines that the costs of granting or perfecting a security interest therein, as applicable, are excessive in relation to the value of the security afforded thereby. All of the foregoing shall be at the sole cost and expense of the Pledgors.
ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Pledgor represents, warrants and covenants as follows (it being acknowledged and agreed that each reference in the representations and warranties of this Article IV to a Schedule of the Perfection Certificate, shall be taken as a reference to such Schedule as contained in the most recently updated or supplemented Perfection Certificate in effect at the time such representation and warranty is made):
SECTION 4.1    Title. Except for the security interest granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns (or, in the case of the Intellectual Property Collateral, either owns or has a License to) and, as to Pledged Collateral acquired by it from time to time after the date hereof, will either own or hold a License to, the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others, except for those failures to own or have a License which would not reasonably be expected to result in a Material Adverse Effect. Such Pledgor has not filed, nor authorized any third party to file, a financing statement or other public notice with respect to all or any part of the Pledged Collateral on file or of record in any public office, except such as have been filed in favor of the Notes Collateral Agent pursuant to this Agreement, as have been filed in connection with Permitted Liens or as are otherwise permitted by the Indenture or financing statements or public notices relating to the termination statements listed on Schedule 7 hereto. No person other than the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent has, or will have, control or possession of all or any part of the Pledged Collateral, except in connection with Permitted Liens or as otherwise expressly permitted by the Note Documents.
SECTION 4.2    Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Notes Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest under applicable U.S. federal and state law in all the Pledged Collateral securing the payment and performance of the Notes Obligations, and (b) subject to the filings and other actions described in Schedule 1 hereto, a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected second priority security interest (other than, as to priority, Permitted Liens) in all the Pledged Collateral with respect to which a lien may be perfected by filing a financing statement, a recording of such lien filed with the USPTO or the USCO, possession or the execution and delivery of a Control Agreement. The security interest and Lien granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a valid, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law), perfected, continuing second priority security interest therein, subject, as to priority, only to Permitted Liens. Notwithstanding anything to the contrary in any of the Note Documents, no Note Party shall be required to take any actions nor shall be deemed to make any representation, in each case under any Security Document with respect to any requirements of foreign Legal Requirements that may affect the validity or perfection of any security interest purported to be granted under any Security Document.
SECTION 4.3    Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Notes Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Notes Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement that materially restricts the transferability of any of the Pledged Collateral or otherwise materially impairs or conflicts with any Pledgor’s obligations or the rights of the Notes Collateral Agent hereunder, and the Pledgors shall not enter into any agreement or take any other action that would materially restrict the transferability of any material Pledged Collateral or otherwise materially impair or conflict with any Pledgor’s obligations or the rights of the Notes Collateral Agent hereunder.
SECTION 4.4    Other Financing Statements. No Pledgor has filed nor authorized any third party to file any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction of the United States or any of its States or territories) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Notes Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien, financing statements relating to the termination statements listed on Schedule 7 hereto or financing statements relating to termination statements. So long as any of the Notes Obligations remain unpaid and unperformed (other than any contingent indemnification obligations under the Indenture and the other Note Documents), no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction of the United States or any of its States or territories) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder(s) of Permitted Liens.
SECTION 4.5    Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. No Pledgor shall change its name, identity, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization, place of business or, if more than one, chief executive office, or mailing address or organizational identification number if it has one unless it shall (i) have given the Notes Collateral Agent written notice within thirty (30) days after such change which notice shall include the date that such change occurred or shall occur and (ii) take all actions necessary or advisable to maintain the continuous validity, perfection and the same priority of the Notes Collateral Agent’s security interest in the Pledged Collateral granted or intended to be granted hereunder, including the filing of UCC-3 financing statement amendments, and which in the case of any merger or other change in organizational structure shall include delivering a written notice upon completion of such merger or other change in organizational structure confirming the grant of the security interest under this Agreement. If such Pledgor does not have an organizational identification number and later obtains one, such Pledgor shall promptly (and, in any event, within thirty (30) days) notify the Notes Collateral Agent of such organizational identification number. The Notes Collateral Agent may rely on opinions of counsel to be provided by the Pledgors, at the Pledgors’ sole cost and expense, as to whether any or all UCC financing statements of the Pledgors need to be amended or filed as a result of any of the changes described in this Section 4.5. Subject to Section 10.1(ii), the Notes Collateral Agent shall not be liable or responsible to any party for any failure to maintain a valid, enforceable, perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Notes Collateral Agent shall not be liable nor responsible to any party for any failure to maintain a valid and perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Notes Collateral Agent shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Notes Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
SECTION 4.6    Location of Inventory and Equipment. As of the date hereof, all Equipment and Inventory (other than Equipment and Inventory out for repair, in transit, at other locations in connection with repair or refurbishment thereof in the ordinary course of business, in the possession of employees of the Pledgors in the ordinary course of business or having a fair market value in the aggregate of less than $2,000,000) of such Pledgor is located at the chief executive office or such other location listed in Section I of the Perfection Certificate. Such Pledgor shall not move any Equipment or Inventory (other than Equipment and Inventory out for repair, in transit, at other locations in connection with repair or refurbishment thereof in the ordinary course of business, in the possession of employees of the Pledgors in the ordinary course of business or having a fair market value in the aggregate of less than $2,000,000) to any other location until (i) it shall have given the Notes Collateral Agent written notice within thirty (30) days after such move (in the form of an Officers’ Certificate) of its having done so or intention so to do, clearly describing such new location and providing such other information in connection therewith as the Notes Collateral Agent may reasonably request and (ii) with respect to such new location, such Pledgor shall have taken all action necessary to maintain the perfection and priority of the security interest of the Notes Collateral Agent in the Pledged Collateral intended to be granted hereby.
SECTION 4.7    Corporate Names; Prior Transactions. Except as set forth in Section I of the Perfection Certificate, as of the date hereof, such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person.
SECTION 4.8    Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.
SECTION 4.9    Consents, etc. No consent of any party (including equityholders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice (other than any notice required pursuant to Article 9 of the UCC or otherwise set forth in this Agreement) to or filing with, any Governmental Authority or regulatory body or other person is required for the exercise by the Notes Collateral Agent of (i) the voting or other rights provided for in this Agreement or (ii) the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Property, Pledged Interests, Pledged Shares or Pledged Securities by laws affecting the offering and sale of securities generally, (B) consents and approvals already obtained as of the date hereof and (C) the filing of financing statements and other filings necessary to perfect the security interest granted hereby. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, if the Notes Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or regulatory body or any other person therefor, then, upon the reasonable request of the Notes Collateral Agent, each Pledgor agrees to assist and aid the Notes Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
SECTION 4.10    Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.
SECTION 4.11    Insurance. Subject to the terms of the Intercreditor Agreement, in the event that the proceeds of any insurance claim with respect to the Pledged Collateral are paid after the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Notes Collateral Agent and immediately after receipt thereof shall be paid to the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent to satisfy in accordance with the terms of the First Lien Credit Agreement, the Indenture and the other Note Documents, as applicable, any deficiency remaining after such foreclosure. The Notes Collateral Agent shall retain its interest in the insurance policies and coverages required to be maintained pursuant to the Indenture during any such redemption period.
SECTION 4.12    Payment of Taxes; Compliance with Legal Requirements; Contesting Liens; Charges. Each Pledgor may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall be conducted in accordance with, and not prohibited pursuant to the provisions of, the Indenture. Notwithstanding the foregoing sentence, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would reasonably be expected to expose the Notes Collateral Agent or any other Secured Party to (A) any criminal liability or (B) any civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Notes Collateral Agent, or such Secured Party, as the case may be, and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.12 shall become reasonably necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.
SECTION 4.13    Access to Pledged Collateral, Books and Records; Other Information. Each Pledgor will permit any representatives designated by the Notes Collateral Agent, the Trustee or a Secured Party as often as reasonably requested (except not more frequently in the case of any Secured Party (but not the Trustee or the Notes Collateral Agent)) than once in any 12-month period unless a Default or Event of Default has occurred and is then continuing) upon reasonable prior written notice (except no such advance notice shall be required if an Event of Default has occurred and is then continuing), in each case, to visit and inspect the financial records and the Property of such Pledgor at reasonable times during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Trustee or any Secured Party to discuss the affairs, finances, accounts and condition of any Pledgor with the officers and employees thereof and Advisors thereof as long as representatives of Issuer have been given the reasonable opportunity to attend any such discussions; provided, that so long as no Default or Event of Default has occurred and is then continuing, Issuer shall not bear the cost of more than one such inspection in any 12-month period by each of (x) the Trustee or (y) Secured Parties as a group (or their respective representatives). Such Pledgor shall, at any and all times, within a reasonable time after written request by the Notes Collateral Agent, furnish or cause to be furnished to the Notes Collateral Agent, in such manner and in such detail as may be reasonably requested by the Notes Collateral Agent, additional information with respect to the Pledged Collateral. Notwithstanding anything to the contrary in this Section 4.13, no Pledgor will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-

financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Trustee, Notes Collateral Agent or any Secured Party (or their respective representatives or contractors) is prohibited by any Legal Requirement or any binding agreement with a third party (provided that, with respect to any such binding agreement with a third party, the Issuer shall upon request from the Trustee have used commercially reasonable efforts to obtain a waiver of any such prohibition) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
SECTION 5.1    Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person in a principal amount greater than $500,000 (other than Excluded Assets), accept the same in trust for the benefit of the Notes Collateral Agent (and in any event within fifteen (15) Business Days (30 Business Day with respect to any Pledged Securities constituting equity of a Foreign Subsidiary) thereafter or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed to in writing by the First Lien Agent in its sole discretion) deliver to the Notes Collateral Agent a Securities Pledge Amendment, duly executed by such Pledgor, and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of such additional Pledged Securities or Intercompany Notes that are to be pledged pursuant to this Agreement, and confirming the grant and attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes; provided, however, that the failure to deliver such Securities Pledge Amendment shall not affect the validity of the security interest granted hereunder. Each Pledgor hereby authorizes the Notes Collateral Agent to attach each Securities Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Securities Pledge Amendment delivered to the Notes Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.
SECTION 5.2    Voting Rights; Distributions; etc.
(i)    So long as (A) no Event of Default shall have occurred and be continuing and (B) the Issuer shall not have received notice from the Notes Collateral Agent or the Trustee revoking such rights, and subject to the provisions of Section 5.2(ii):
(A)    each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement, the other Note Documents or any other document evidencing the Notes Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner that is adverse to the interests of any Secured Party in any material respect; and
(B)    each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated Pledged Securities or Intercompany Notes shall promptly (and in any event within (10) Business Days after receipt thereof or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed to in writing by the First Lien Agent in its discretion) be delivered to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee) to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Notes Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (and in any event within ten (10) Business Days after receipt thereof or, prior to the Payment in Full of the First Lien Obligations, such later date as may be agreed to in writing by the First Lien Agent in its discretion) delivered to the Notes Collateral Agent (or its bailee, non-fiduciary agent or designee) as Pledged Collateral in the same form as so received (with any necessary or reasonably requested endorsement).
(ii)    Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default upon contemporaneous written notice from the Notes Collateral Agent to the Issuer revoking the rights set forth in Section 5.2(i):
(A)    all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent which shall thereupon have the sole right (but not the obligation) to exercise such voting and other consensual rights until the applicable Event of Default is no longer continuing, at which time all such rights automatically shall revert to such Pledgor, and in which case the Notes Collateral Agent’s rights under this Section 5.2(ii)(A) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior or contemporaneous written notice from the Notes Collateral Agent;
provided that the foregoing clause (A) shall not apply with respect to (and this clause (A) shall not be construed as a restriction of) any voting and or consensual rights such Pledgor is entitled to exercise in connection with the approval, payment and/or accrual of Distributions then permitted under Section 10.26 of the Indenture; and
(B)    all rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) without further action shall cease and all such rights shall thereupon become vested in the Notes Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions until the applicable Event of Default is no longer continuing, in which case the Notes Collateral Agent’s rights under this Section 5.2(ii)(B) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior or contemporaneous written notice from the Notes Collateral Agent; provided, that each Pledgor shall be entitled to receive and retain, and to utilize any and all Distributions to the extent permitted to be made upon the occurrence and during the continuance of an Event of Default in accordance with the provisions of the Indenture.
(iii)    Subject to the terms of the Intercreditor Agreement, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Notes Collateral Agent appropriate instruments as necessary or as the Notes Collateral Agent may reasonably request in order to permit the Notes Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii)(A) and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B).
(iv)    Subject to the terms of the Intercreditor Agreement, all Distributions that are received by any Pledgor contrary to the provisions of Section 5.2(ii)(B) shall be received in trust for the benefit of the Notes Collateral Agent shall be segregated from the other funds of such Pledgor and shall immediately be paid over to the Notes Collateral Agent in the same form as so received (with any necessary or reasonably requested endorsement).
SECTION 5.3    Organizational Documents. As of the date hereof, each Pledgor has delivered to the Notes Collateral Agent true and complete copies of the Organizational Documents of such Pledgor. As of the date hereof, the Organizational Documents of the Pledgors are in full force and effect, have not as of the date hereof been amended or modified except as disclosed in writing to the Notes Collateral Agent, and there is no existing default by such Pledgor or, to the knowledge of such Pledgor, any other party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default under any Organizational Documents.
SECTION 5.4    Default. As of the date hereof, such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and, as of the date hereof, such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder that would be adverse to the interests of the Notes Collateral Agent, the Holders or the Secured Parties in any material respect. As of the date hereof, no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing, to the best of such Pledgor’s knowledge, been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents of such Pledgor and certificates representing Pledged Securities, if any, delivered to the Notes Collateral Agent or, prior to the Payment in Full of the First Lien Obligations, the First Lien Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.5    Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.
(i)    In the case of each Pledgor that is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
(ii)    In the case of each Pledgor that is a partner, member or holder of any Equity Interests in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent permitted by applicable law and required by the applicable Organizational Documents of such Pledgor to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to (upon delivery of at least one Business Day’s prior written notice by the Notes Collateral Agent to the applicable Pledgor) the transfer of such Pledged Interests to the Notes Collateral Agent or its nominee and to the substitution of the Notes Collateral Agent or its nominee as a substituted partner, member or holder of Equity Interests in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, a limited partner, member or holder of Equity Interests, as the case may be.
(iii)    Notwithstanding anything to the contrary contained herein immediately after the cure or waiver of any such Event of Default, the Notes Collateral Agent shall, promptly upon the request and at the expense of the Pledgors, transfer and/or register such Pledged Securities in the name of the applicable Pledgor.
ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY
SECTION 6.1    Grant of License. For the purpose of enabling the Notes Collateral Agent, solely upon the occurrence of and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, to exercise rights and remedies under Article VIII hereof at such time as the Notes Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Notes Collateral Agent, in each case, to the extent owned or sublicensable, exercisable solely upon the occurrence and during the continuance of any Event of Default and subject to the terms of the Intercreditor Agreement, an irrevocable (subject to termination under Section 10.4), non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Pledgor) to use, license or sublicense the Intellectual Property now owned or hereafter owned or licensed by such Pledgor (excluding, for the avoidance of doubt, any License that by its terms is prohibited from being so licensed to the extent constituting Excluded Assets), wherever the same may be located; subject to reasonable quality control provisions in connection with the goods and services offered under the Trademarks sufficient to avoid the risk of cancellation, voiding, or invalidation of such Trademarks. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2    Scheduled Intellectual Property. Each Pledgor represents and warrants that on and as of the Issue Date, (a) a Pledgor owns all right, title and interest in and to, and possesses the right to use (A) all issued patents, pending patent applications, and other patents issued from or patent applications pending in all foreign patent-granting authorities, as listed on Schedule 8(a) hereto, (B) all registered trademarks, trademark applications, and other trademarks registered with or trademark applications pending in an authority other than the USPTO, as listed on Schedule 8(b) hereto, and (C) all registered copyrights and copyright applications pending at the USCO, as listed on Schedule 8(c) hereto, and (b) all licenses granting to a Pledgor any exclusive right with respect to any copyrighted work owned by a third party (“Exclusive Copyright Licenses”) are listed on Schedule 8(d) hereto; and (c) except as set forth on Schedule 8 hereto, all such scheduled Intellectual Property Collateral (but excluding Exclusive Copyright Licenses) has not been abandoned and, to the knowledge of each Pledgor, is valid, subsisting and in full force and effect; excepting therefrom, in each case of (A) through (C), the failure of which to comply herewith, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Pledgor represents and warrants that the Intellectual Property Collateral listed on Schedule 8(a)-(d) hereto represents all (1) issued patents, pending patent applications, and other patents issued from or patent applications pending in all foreign patent-granting authorities, (2) all registered trademarks, trademark applications, and other trademarks registered with or trademark applications pending in an authority other than the USPTO, (3) all registered copyrights and copyright applications pending at the USCO, and (4) all Exclusive Copyright Licenses, in each case that are owned by a Pledgor or to which a Pledgor is a party on and as of the Issue Date.
SECTION 6.3    No Violations or Proceedings. Each Pledgor represents and warrants that (a) to the knowledge of each Pledgor, there is no violation, misappropriation, dilution or infringement by others of any right of such Pledgor with respect to any Intellectual Property Collateral, other than such violations, misappropriations, dilutions or infringements, individually or in the aggregate, that would not reasonably be expected to result in a Material Adverse Effect, (b) to the knowledge of each Pledgor, (i) such Pledgor is not infringing upon, diluting or misappropriating or otherwise violating any Intellectual Property right of any other person, and (ii) such Pledgor is not in breach of, or in default under, any license of Intellectual Property to such Pledgor, except in any case of (i) or (ii) where such infringement, misappropriation, dilution, violation, breach or default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (c) within the six (6) years immediately preceding the Issue Date (or earlier if currently pending), no proceedings have been instituted against any Pledgor, or to such Pledgor’s knowledge, are threatened, and no written claim against any Pledgor has been received by any Pledgor, alleging any such infringement, misappropriation, dilution, violation, breach or default, except to the extent that such proceedings or claims, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.4    Protection of Notes Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Notes Collateral Agent of (A) the institution of any material proceeding or any material adverse determination in the USPTO and USCO, or in any equivalent intellectual property agency or office in any foreign country, with respect to any Intellectual Property Collateral owned by such Pledgor and material to the operation of the business of any Pledgor (excluding ordinary course pre-grant or pre-registration Office actions) or (B) the institution of any material proceeding or any material adverse determination in any federal, state, local or foreign court or legal body regarding the validity or enforceability of, or such Pledgor’s claim of ownership in or right to use any of, the Intellectual Property Collateral owned by such Pledgor and material to the operation of the business of any Pledgor, (ii) maintain and protect the Intellectual Property Collateral material to the operation of the business of any Pledgor, (iii) not permit to lapse or become abandoned any owned Intellectual Property Collateral material to the operation of the business of any Pledgor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property Collateral material to the operation of the business of any Pledgor without, prior to the Payment in Full of the First Lien Obligations, the prior written consent of the First Lien Agent (excluding ex parte pre-grant or pre-registration proceedings in the USPTO and USCO, or in any equivalent intellectual property agency or office in any foreign country), (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Notes Collateral Agent in writing of any event that may be reasonably expected to adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof, the ability of such Pledgor or the Notes Collateral Agent to dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Notes Collateral Agent in relation thereto including a levy or written threat of levy or any legal process against such Intellectual Property Collateral owned or licensed by such Pledgor or any portion thereof, in each case in this subsection (iv), if such Intellectual Property Collateral is material to the operation of the business of any Pledgor, (v) not enter into any settlement, covenant not to sue, or other agreement, or any Order that would impair the validity or enforceability of the Intellectual Property Collateral owned by such Pledgor, or impair such Pledgor’s ownership of the Intellectual Property Collateral owned by such Pledgor, in each case, if such Intellectual Property Collateral is material to the operation of the business of any Pledgor, (vi) diligently keep reasonable records respecting the Intellectual Property Collateral for the purpose of fulfilling all information reporting obligations in this Agreement respecting the Intellectual Property Collateral, (vii) furnish to the Notes Collateral Agent from time to time and upon delivery to the First Lien Agent of the same, reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as necessary to provide the Notes Collateral Agent with a perfected security interest therein or as the First Lien Agent may from time to time reasonably request, and (viii) ensure that such Pledgor’s use of any Open Source Software does not obligate any Pledgor to (A) disclose or distribute any Pledgor’s proprietary Software, (B) license or authorize any person to use on a royalty-free basis any Pledgor’s proprietary Software, (C) grant any rights in any Pledgor’s proprietary Software to any person, including non-assertion rights, or (D) permit any licensee of any Pledgor’s proprietary Software to modify or make derivative works of such proprietary Software in an unauthorized manner, if such Intellectual Property Collateral is material to the operation of the business of any Pledgor.
SECTION 6.5    After-Acquired Property. If any Pledgor shall, at any time before the Notes Obligations have been paid and performed in full (other than contingent indemnification obligations that, pursuant to the terms of the Indenture, the other Note Documents or the Security Documents, survive the termination thereof), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this sentence with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, at the time of the delivery of the financial statements required by Section 10.01(a), (b) and (h) of the Indenture, (i) provide to the Notes Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.5 and shall promptly execute, deliver and record an instrument in the form of Exhibit 4, 5 or 6, as applicable, with the USCO and/or the USPTO, as applicable, with respect to any Intellectual Property Collateral registered, issued or applied-for with the USCO or USPTO (including any Exclusive Copyright Licenses) and shall promptly deliver to the Notes Collateral Agent evidence of recordation of such instrument upon receipt. Further, each Pledgor will modify this Agreement by amending Schedule 8(a)-(c) hereto to include any Intellectual Property Collateral, of the type required to be set forth therein, acquired or arising after the date hereof of such Pledgor.
SECTION 6.6    Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, to the extent permissible by law, the Notes Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Notes Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Notes Collateral Agent do any and all lawful acts and execute any and all documents reasonably requested by the Notes Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Notes Collateral Agent for all costs and expenses incurred by the Notes Collateral Agent in the exercise of its rights under this Section 6.6 in accordance with Section 6.07 of the Indenture. In the event that, upon the occurrence of and during the continuance of any Event of Default, the Notes Collateral Agent shall elect not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Notes Collateral Agent, to take all reasonable actions, whether by suit, proceeding or other action, such Pledgor, in its reasonable business judgment, deems necessary and appropriate to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage by others to any Intellectual Property Collateral material to the operation of the business of any Pledgor and for that purpose agrees, subject to the foregoing qualifications, to diligently maintain any such suit, proceeding or other action to prevent such infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage.
SECTION 6.7    Intent-to-Use Trademark and Service Mark Applications. In connection with any intent-to-use trademark or service mark applications, whether listed on Schedule 8(b) hereto or otherwise, the Pledgors shall, following the date of first use in commerce of the Trademark that is the subject of such application, promptly file a bona fide statement of use or amendment to allege use and promptly take such other actions or steps as shall be required by the USPTO to entitle such application for registration, in each case, unless such trademark or service mark is not material to the operation of the business of the applicable Pledgor. Upon filing of such bona fide statement of use or amendment to allege use with, and acceptance thereof by, the USPTO, such application shall automatically become subject to the security interest granted herein. Each Pledgor shall, at the time of the delivery of the financial statements required by Section 10.01(a), (b) and (c) of the Indenture, (i) provide to the Notes Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created therein and shall promptly execute, deliver and record an instrument in the form of Exhibit 6 with the USPTO with respect to such Trademark and shall promptly deliver to the Notes Collateral Agent evidence of recordation of such instrument upon receipt. Further, each Pledgor will modify this Agreement by amending Schedule 8(a) – (c) hereto to include any such Intellectual Property Collateral. If the Pledgors fail to execute such further documents and instruments with respect to such applications within ten (10) Business Days of presentment, the Notes Collateral Agent may (but shall not be obligated to), in the name of, and on behalf of, the Pledgors, execute such documents and instruments, and the Pledgors hereby irrevocably appoint the Notes Collateral Agent as their lawful attorney-in-fact with full power to do so. The foregoing power of attorney is coupled with an interest and such appointment shall be irrevocable for the term hereof.
ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS
SECTION 7.1    Special Representation and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) to the Pledgor’s knowledge, represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity, regardless of whether considered in a proceeding in equity or at law, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable Legal Requirements.

SECTION 7.2    Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with its customary business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Subject to the terms of the Intercreditor Agreement, each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Notes Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Notes Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Notes Collateral Agent may (but shall not be obligated to) transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Notes Collateral Agent’s security interest therein without the consent of any Pledgor; provided that the Notes Collateral Agent agrees to use reasonable efforts to provide prior written notice of any such transfer to such Pledgor.
SECTION 7.3    Legend. Subject to the terms of the Intercreditor Agreement, at the request of the Notes Collateral Agent and in form and manner reasonably satisfactory to the Notes Collateral Agent, at any time after the occurrence and during the continuance of any Event of Default, each Pledgor shall legend the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Notes Collateral Agent for the benefit of the Secured Parties and that the Notes Collateral Agent has a security interest therein.
SECTION 7.4    Modification of Terms, etc. Subject to the terms of the Intercreditor Agreement, at the request of the Notes Collateral Agent and in form and manner reasonably satisfactory to the Notes Collateral Agent, at any time after the occurrence and during the continuance of any Event of Default, no Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business or otherwise consistent with prudent business practice or extend or renew any such obligations except in the ordinary course of business or otherwise in a manner consistent with its reasonable business judgment, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except as not otherwise prohibited by the Indenture. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.
SECTION 7.5    Collection. Each Pledgor shall use commercially reasonable efforts to cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business or otherwise generally consistent with its customary business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time and in material compliance with applicable Legal Requirements. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Notes Collateral Agent or any Secured Party, shall be paid by the Pledgors in accordance with Section 6.07 of the Indenture.
ARTICLE VIII

REMEDIES
SECTION 8.1    Remedies. In each case subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Notes Collateral Agent may from time to time (but shall not be obligated to) exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case, to the fullest extent permitted by applicable law and subject to any notice required to be provided hereunder:
(i)    Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Notes Collateral Agent or to notify them of the Notes Collateral Agent’s security interest therein, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Notes Collateral Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof) pay such amounts to the Notes Collateral Agent;
(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation, with respect to licenses to Trademarks, subject to reasonable quality control provisions in connection with the goods and services offered under any Trademarks sufficient to avoid the risk of cancellation, voiding or invalidation of such Trademarks;
(iv)    Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Notes Collateral Agent at any place or places so designated by the Notes Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Notes Collateral Agent and therewith delivered to the Notes Collateral Agent; (B) store and keep any Pledged Collateral so delivered to the Notes Collateral Agent at such place or places pending further action by the Notes Collateral Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Notes Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
(v)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Notes Obligations as provided in Article IX hereof;
(vi)    Retain and apply the Distributions to the Notes Obligations as provided in Article IX hereof;
(vii)    After or upon delivery of any required notice, as applicable, exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and
(viii)    Exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) or at law or in equity, and the Notes Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Notes Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Notes Collateral Agent may deem commercially reasonable. The Notes Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Notes Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted. The Notes Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Notes Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, any claims against the Notes Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Notes Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
SECTION 8.2    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by any Legal Requirement, ten (10) days prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which case no such prior notice shall be required). No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
SECTION 8.3    Waiver of Notice and Claims; Other Waivers; Marshalling.
(i)    Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, notice of judicial hearing in connection with the Notes Collateral Agent’s taking possession or the Notes Collateral Agent’s disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any Legal Requirement, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Legal Requirements (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Notes Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Legal Requirements. The Notes Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII except to the extent resulting solely from the Notes Collateral Agent’s fraud, gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
(ii)    To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby waives demand, notice (except for any notices required hereunder), protest, notice of acceptance of this Agreement, Pledged Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description.
(iii)    The Notes Collateral Agent shall not be required to marshal any present or future collateral security (including the Pledged Collateral) for, or other assurances of payment of, the Notes Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby agrees that it will not invoke any Legal Requirement relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Legal Requirements.
SECTION 8.4    Standards for Exercising Rights and Remedies. To the extent that applicable Legal Requirements impose duties on the Notes Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Notes Collateral Agent, (i) to fail to incur expenses reasonably deemed significant by the Notes Collateral Agent to prepare Pledged Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other Legal Requirements, to fail to obtain consents for Governmental Authorities or third parties for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to fail to remove liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Notes Collateral Agent against risks of loss, collection or disposition of Pledged Collateral or to provide to the Notes Collateral Agent a guaranteed return from the collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by the Notes Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Notes Collateral Agent in the collection or disposition of any of the Pledged Collateral. The Pledgors acknowledge that the purpose of this

Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Notes Collateral Agent would fulfill the Notes Collateral Agent’s duties under the UCC or other Legal Requirements in any other relevant jurisdiction in the Notes Collateral Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Notes Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limiting the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Notes Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Legal Requirements in the absence of this Section 8.4.
SECTION 8.5    Certain Sales of Pledged Collateral.
(i)    Each Pledgor recognizes that, by reason of certain prohibitions contained in Legal Requirements, the Notes Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Notes Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Legal Requirements, the Notes Collateral Agent shall have no obligation to engage in public sales.
(ii)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state or foreign securities’ laws, the Notes Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Notes Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Notes Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.
(iii)    If the Notes Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall, and shall cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Notes Collateral Agent all such information as may be necessary or as the Notes Collateral Agent may reasonably request in order to determine the number and nature or interest, of securities or other instruments included in the Securities

Collateral or Investment Property which may be sold by the Notes Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
(iv)    Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.5 will cause irreparable injury to the Notes Collateral Agent and other Secured Parties, that the Notes Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred or is continuing.
SECTION 8.6    No Waiver; Cumulative Remedies.
(i)    No failure on the part of the Notes Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Notes Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Notes Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable Legal Requirements, in equity or otherwise.
(ii)    In the event that the Notes Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement or any other Note Document, by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Notes Collateral Agent, then and in every such case, the Pledgors, the Notes Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Notes Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 8.7    Certain Additional Actions Regarding Intellectual Property. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, upon the reasonable written demand of the Notes Collateral Agent, each Pledgor shall execute and deliver to the Notes Collateral Agent an assignment or assignments of the registered Intellectual Property Collateral or such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, if any Pledgor does not, within ten (10) Business Days of presentment, return the requested executed documents, then Notes Collateral Agent is hereby granted a limited power of attorney to execute all such documents on behalf of such Pledgor. This power of attorney is coupled with an interest and is irrevocable. If and when the Event of Default is no longer continuing, the Notes Collateral Agent hereby agrees to assign to the applicable Pledgor such Intellectual Property Collateral and the Notes Collateral Agent shall promptly execute and deliver to each Pledgor such reassignments or other documents necessary to place such Pledgors in control and ownership of such Intellectual Property Collateral.
ARTICLE IX

APPLICATION OF PROCEEDS
SECTION 9.1    Application of Proceeds. Subject to terms of the Intercreditor Agreement, the proceeds received by the Notes Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Notes Collateral Agent of its remedies shall be applied, together with any other sums then held by the Notes Collateral Agent pursuant to this Agreement, in accordance with Section 5.06 of the Indenture.
SECTION 9.2    Proceeds of Casualty Events and Collateral Dispositions. The Pledgors shall take all actions required by the Indenture with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.
ARTICLE X

MISCELLANEOUS
SECTION 10.1    Concerning Notes Collateral Agent. The Notes Collateral Agent has been appointed as collateral agent for the Secured Parties pursuant to the Indenture. The actions of the Notes Collateral Agent hereunder are subject to the provisions of the Indenture. Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall have the right (but not the obligation) hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the other Note Documents. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Notes Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement, subject to the terms of the Intercreditor Agreement. The Notes Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Notes Collateral Agent may resign and a successor Notes Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Notes Collateral Agent by a successor Notes Collateral Agent, that successor Notes Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Notes Collateral Agent under this Agreement, and the retiring Notes Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Notes Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Notes Collateral Agent.

(i)    Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Notes Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Notes Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Notes Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Notes Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, (y) failing to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any person with respect to any Pledged Collateral.
(ii)    The Notes Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(iii)    If any item of Pledged Collateral also constitutes collateral granted to the Notes Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions hereof shall control unless otherwise agreed to in writing by the Pledgors and the Notes Collateral Agent in such other deed of trust, mortgage, security agreement, pledge or instrument.
SECTION 10.2    Notes Collateral Agent May Perform; Notes Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, or (iv) discharge Liens or pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Notes Collateral Agent may (but shall not be obligated to) after expiration of any cure or grace period applicable thereto, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Notes Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.12 hereof. Any and all amounts so expended by the Notes Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 6.07 of the Indenture. Neither the provisions of this Section 10.2 nor any action taken by the

Notes Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Notes Collateral Agent as its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Notes Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Note Documents which the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do in accordance with the terms of this Agreement and the other Note Documents and only to the extent permitted hereunder or thereunder. Notwithstanding anything in this Section 10.2 to the contrary, the Notes Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 10.2 unless an Event of Default has occurred and is continuing and subject to the terms of the Intercreditor Agreement.
SECTION 10.3    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Notes Collateral Agent hereunder, to the benefit of the Notes Collateral Agent and the other Secured Parties and each of their respective successors, transferees and permitted assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any obligations held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.
SECTION 10.4    Termination; Release. This Agreement shall automatically terminate and the Pledged Collateral shall automatically be released from the Lien of this Agreement when all Notes Obligations (other than contingent indemnification obligations not yet due and payable) have been paid in full in cash or upon satisfaction and discharge of the Notes Obligations in accordance with the Indenture. Upon termination hereof, the security interests granted hereby shall automatically terminate and all rights to the Pledged Collateral shall automatically revert to the applicable Pledgor or to such other person as may be entitled thereto pursuant to any Order or other applicable Legal Requirement. Upon any disposition of Collateral permitted under the Indenture (other than any disposition to another Pledgor) the security interest in such Collateral shall automatically terminate. Upon termination hereof or any disposition or release of Pledged Collateral in accordance with the provisions of the Indenture, the Notes Collateral Agent shall promptly, upon the written request and at the sole cost and expense of the Pledgors (and subject to receipt of any documentation required under the Indenture, including but not limited to Sections 13.02 and 14.04 of the Indenture), execute and deliver such documents as are requested by the Pledgor to assign, transfer and deliver to the Pledgors, against receipt and without recourse to or warranty by the Notes Collateral Agent except that the Notes Collateral Agent has not assigned or otherwise transferred its security interest in the Pledged Collateral, such of the

Pledged Collateral to be released (in the case of a release) as may be in possession or control of the Notes Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, with such endorsements or proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.
SECTION 10.5    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Notes Collateral Agent and the applicable Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 10.6    Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of Issuer set forth in the Indenture and as to the Notes Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.
SECTION 10.7    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.
(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN

ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT THE NOTES COLLATERAL AGENT, ANY OTHER AGENT OR ANY HOLDER OR OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.7(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPY) IN SECTION 10.6. NOTHING IN THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.
(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
SECTION 10.8    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 10.9    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
SECTION 10.10    Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 10.11    No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
SECTION 10.12    No Claims Against Notes Collateral Agent. Nothing contained in this Agreement, or any other Note Document, nor the exercise by the Notes Collateral Agent of any of the rights or remedies hereunder, shall constitute any consent or request by the Notes Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Notes Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 10.13    No Release. Except as set forth in Section 10.4 herein, nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Notes Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Notes Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture, the other Note Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 10.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture or the other Note Documents (other than contingent indemnification obligations that, pursuant to the terms of this Agreement, the Indenture or the other Note Documents, survive the termination thereof).
SECTION 10.14    Overdue Amounts. Until paid, all amounts due and payable under this Agreement shall constitute Notes Obligations and shall bear interest, whether before or after judgment, at the Default Rate. Nothing in this Section 10.14 shall affect the Default Rate or the circumstances in which the Default Rate is payable pursuant to the Indenture.
SECTION 10.15    Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;
(ii)    any lack of validity or enforceability of any Note Document or any other agreement or instrument relating thereto against any Pledgor;
(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations, or any other amendment or waiver of or any consent to any departure from any Note Document or any other agreement or instrument relating thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Section 9.01 or 9.02 of the Indenture which alters any such obligation hereunder);
(iv)    any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Notes Obligations;
(v)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof of any Note Document; or
(vi)    other than payment in full, any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 10.16    Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Notes Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Notes Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 13, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between the First Lien Agent, as Senior Agent (as defined therein), and the Notes Collateral Agent, as Subordinated Agent (as defined therein), and certain other persons party or that may become party thereto from time to time, acknowledged by the Issuer, and certain subsidiaries of the Issuer. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
SECTION 10.17    Judgment of the First Lien Agent Deemed to be Judgment of the Notes Collateral Agent. It is understood and agreed that prior to the Payment in Full of the First Lien Obligations, to the extent that the First Lien Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Pledged Collateral or makes any determination in respect of any matters relating to the Pledged Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the First Lien Agent in respect of any such matters shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under the Indenture and the Security Documents.
SECTION 10.18    Concerning the Notes Collateral Agent.
(a)    The Pledgors acknowledge that the rights and responsibilities of the Notes Collateral Agent under this Agreement with respect to any action taken by the Notes Collateral Agent or the exercise or non-exercise by the Notes Collateral Agent of any option, voting right, request, judgment, discretion or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Notes Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them. Notwithstanding anything herein to the contrary, whenever this Agreement provides for any action by, determination to be made by or discretion to be exercised by the Notes Collateral Agent, the Notes Collateral Agent may act or refrain from acting in accordance with the direction of Required Holders (as defined in the Indenture) (accompanied by, if requested, indemnity satisfactory to the Notes Collateral Agent) and in the absence of such direction the Notes Collateral Agent shall have no duty to act and no liability to any person for refraining from acting and, provided further, that any direction to the Notes Collateral Agent referenced herein shall be understood to be a direction in accordance with the Indenture including, but not limited to, the limitations provided for in Section 5.12 of the Indenture and which does not require the Notes Collateral Agent to expend or risk its own funds or otherwise incur liability.

    The Pledgors acknowledge that the Required Holders, in directing the Notes Collateral Agent to take any action or make any determination hereunder or under the Indenture, shall not have or be deemed to have any trust or other fiduciary relationship with any other Holders (as defined in the Indenture) or any Pledgor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Indenture or this Agreement, or otherwise exist against the Required Holders in connection with such direction.
(b)    U.S. Bank Trust Company, National Association, is entering this Agreement not in its individual or corporate capacity, but solely in its capacity as Notes Collateral Agent under the Indenture. In acting hereunder, the Notes Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities of the Notes Collateral Agent set forth in the Indenture, including without limitation in Articles 6 and 13 thereof, as if such rights, privileges, immunities and indemnities were expressly set forth herein.
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IN WITNESS WHEREOF, the Pledgors and the Notes Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
INOTIV, INC.,
as Pledgor
By:
Name: Beth A Taylor
Title:    Chief Financial Officer and Senior VP-Finance

[Signature Page to Second Lien Security Agreement]

BAS EVANSVILLE, INC.
SEVENTH WAVE LABORATORIES, LLC
BRONCO RESEARCH SERVICES LLC
BASi GAITHERSBURG LLC
INOTIV BOULDER, LLC
INOTIV RESEARCH MODELS, LLC
ENVIGO RMS, LLC
ENVIGO RMS B.V., INC.
ENVIGO NEW HOLDCO, LLC
ENVIGO GLOBAL SERVICES INC.
ERPP, INC.
ENVIGO BIOPRODUCTS, INC.
ENVIGO HOLDING I, INC.
INTEGRATED LABORATORY SYSTEMS, LLC
INOTIV LAMS WEST INC.
INOTIV NASHVILLE LLC
HISTION, LLC
each, as a Pledgor
By:
Name: Beth A. Taylor
Title: Chief Financial Officer, Senior VP-Finance

[Signature Page to Second Lien Security Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Notes Collateral Agent
By:
Name:
Title:

[Signature Page to Second Lien Security Agreement]

[Signature Page to Second Lien Security Agreement]